                                                                     Exhibit 4.2


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT,
(ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
(iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THIS WARRANT IS RESTRICTED AS PROVIDED HEREIN.


EXERCISABLE ON OR BEFORE 5:00 P.M., BOSTON TIME, January __, 2002


                                                             Warrant to Purchase
                                                                _________ Shares
                                                                 of Common Stock

                        WARRANT TO PURCHASE COMMON STOCK

                                   SEEC, INC.


     THIS WARRANT, dated as of ___________, 1997, is by and between SEEC, Inc., a Pennsylvania corporation (the "Company"), and H.C. Wainwright & Co., Inc. (hereinafter referred to as the "Holder" or the "Representative").


                              W I T N E S S E T H:

     WHEREAS, the Company proposes to issue to the Representative a warrant (the "Warrant") to purchase up to _________ shares (the "Shares") of common stock of the Company, $.01 par value per share (the "Common Shares");


     WHEREAS, the Representative has agreed, pursuant to the underwriting agreement (the "Underwriting Agreement"), dated as of the date hereof, among the Representative, Cruttenden Roth Incorporated and the Company, to act as an underwriter and representative of several other underwriters in connection with the Company's proposed initial public offering (the "Public Offering") of 1,500,000 Common Shares (with an over-allotment option of the underwriters for the issuance and sale of an additional 225,000 Common Shares) at an initial public offering price of $____ per Common Share; and

     WHEREAS, this Warrant is being issued by the Company to the Representative, in consideration for, and as part of the Representative's compensation in connection with, the Representative acting as an underwriter and representative pursuant to the Underwriting Agreement.

     NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of ONE HUNDRED DOLLARS ($100.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


     1. Grant. The Holder is hereby granted the right to purchase, subject to the provisions of this Warrant, at any time on or after January __, 1998 until 5:00 P.M., Boston time, on January __, 2002 (the "Warrant Exercise Term"), up to __________ Shares at an initial exercise price (subject to adjustment as provided in Article 7 hereof) of $___ per Share (the "Initial Exercise Price").

     2. Exercise of Warrants.

     2.1. Warrant Exercise Term. This Warrant is exercisable by payment of the Exercise Price (as hereinafter defined) in the form of, at the option of the Holder, (i) cash or a check payable to the order of the Company in an amount equal to the Exercise Price, or any combination of cash or check, (ii) Common Shares of the Company owned by the Holder (including such Shares issued pursuant to the exercise of this Warrant which the Company shall withhold as payment of the Exercise Price) having a fair market value equal in amount to the Exercise Price (as hereinafter defined), or (iii) any combination of (i) and (ii). The fair market value of the Common Shares which may be delivered upon exercise of this Warrant shall be the average between the asking price and the bidding price, if any, as reported in the National Association of Securities Dealers, Inc. Automated Quotation Small-Cap Market System (the "Nasdaq Small-Cap Market"), or a similar, reliable public market, at the close of the business day immediately preceding the date of exercise. If the fair market value cannot be determined under the preceding sentence, it shall be determined in good faith by the Board of Directors of the Company. Upon surrender of this Warrant and Form of Election to Purchase attached hereto duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal offices in Pittsburgh, Pennsylvania (presently located at 5001 Baum Boulevard, Pittsburgh, Pennsylvania 15213), the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase right represented by this Warrant is exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Shares). In the case of the purchase of less than all the Shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor for the balance of the Shares purchasable thereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder.

     2.2 Automatic Exercise. In the event that the Holder hereof has not exercised its purchase right prior to the expiration of the Warrant Exercise Term and the fair market value of the Common Shares as reported on the day preceding the expiration of the Warrant Exercise Term on the Nasdaq Small-Cap Market or a similar, reliable public market, is equal to or greater than the Exercise Price, then the Holder shall be deemed to have exercised this Warrant in full immediately prior to the expiration of the Warrant Exercise Term. Upon surrender of this Warrant and Form of Election to Purchase attached hereto duly executed, together with payment of the Exercise Price for the Shares purchased, at the Company's principal offices in Pittsburgh, Pennsylvania (presently located at 5001 Baum Boulevard, Pittsburgh, Pennsylvania 15213), the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased.


     3. Issuance of Certificates.

     Upon the exercise of this Warrant, the issuance of certificates for the Shares shall be made forthwith (and in any event within three business days thereafter), provided that if payment of the Exercise Price (as hereinafter defined) is made by personal check, the issuance of certificates shall be made no later than one day after such check clears, without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance hereof, and such certificates shall (subject to the provisions of Section 4 hereof) be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     This Warrant and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. This Warrant shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     Upon exercise of this Warrant, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."

     4. Restriction on Transfer of Warrant.The Holder of this Warrant, by its acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution thereof, and that this Warrant may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers or partners of the Representative or to any member of the selling group participating in the distribution to the public of the Common Shares and/or their respective officers or partners.

     5. Exercise Price.

     5.1 Initial and Adjusted Exercise Price. The Initial Exercise Price of the Shares shall be $___ per Share. The adjusted exercise price (the "Adjusted Exercise Price") shall be the price which shall result from time to time from any and all adjustments of the Initial Exercise Price in accordance with the provisions of Article 7 hereof.

     5.2 Exercise Price. The term "Exercise Price" herein shall mean the Initial Exercise Price or the Adjusted Exercise Price, depending upon the context.

     6. Registration Rights.

     6.1 Registration Under the Securities Act of 1933. This Warrant and the Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").


     6.2 Piggyback Registration. If, at any time during the seven years following the date of this Warrant, the Company proposes to register any of its securities under the Act (other than in connection with a merger, acquisition or pursuant to Form S-8, Form 4 or successor forms), it will give written notice by registered mail, at least thirty (30) business days prior to the filing of each such registration statement, to the Holder or Holders of this Warrant and/or the Shares of its intention to do so. If the Holder or Holders of this Warrant and/or Shares notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall use its best efforts to cause to be included in such registration such securities at the Company's sole cost and expense and at no cost or expense to the Holder or Holders.


     Notwithstanding the provisions of this Section 6.2, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 6.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

     6.3 Demand Registration.


         (a) At any time after 270 days of the date of this Warrant and within seven years following the date of this Warrant, the Holder or Holders of the Warrant and/or the Shares representing a majority of such securities (assuming this Warrant is exercised for all of the Shares) shall have the right (which right is in addition to the registration rights under Section 6.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holder or Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale for nine (9) consecutive months by such Holder or Holders and by the Holder or Holders of the Warrant and/or the Shares.


         (b) The Company covenants and agrees to give written notice of any registration request under this Section 6.3 by any Holder to all other registered Holders of this Warrant and the Shares within ten (10) days from the date of the receipt of any such registration request. After receiving notice from the Company as provided in this Section 6.3(b), any Holder or Holders of the Warrant and/or Shares may request the Company to include their respective Warrants and/or Shares in the registration statement to be filed pursuant to
Section 6.3(a) hereof by notifying the Company of their decision to include such securities within ten (10) days of their receipt of the Company notice.


     6.4 Registration on Form S-3.

         (a) If (i) a Holder or Holders request in writing (specifying that it is being made pursuant to this Section 6.4) that the Company file under the Act a registration statement on Form S-3 (or any successor registration form to Form S-3 regardless of its designation) for a public offering of the Shares the reasonably anticipated aggregate price to the public of which would exceed $1,000,000 and (ii) the Company is a registrant entitled to use Form S-3 to register such shares, then the Company shall use its best efforts to cause such shares to be registered on Form S-3 (or any successor registration form to Form S-3).

         (b) The Holder's rights to registration under this Section 6.4 are in addition to, and not in lieu of, the registration rights provided under Sections 6.2 and 6.3.

     6.5 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

         (a) In connection with any registration under Section 6.3 hereof, the Company shall prepare and file with the Commission a registration statement as soon as practicable after receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder such number of prospectuses as shall reasonably be requested.

         (b) The Company shall pay all costs, fees and expenses in connection with all registration statements filed pursuant to Sections 6.2, 6.3(a) and 6.4 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.


         (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant or the Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as are requested by the Holder or Holders.

         (d) The Company shall indemnify any Holder of the Warrant or the Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Representatives contained in Section 8 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 8 of the Underwriting Agreement.

         (e) Any Holder of this Warrant or the Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such Holder, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Representatives have agreed to indemnify the Company and to provide for just and equitable contribution as set forth in Section 8 of the Underwriting Agreement.

         (f) Nothing contained in this Warrant shall be construed as requiring any Holder to exercise this Warrant prior to the initial filing of any registration statement or the effectiveness thereof.


     6.6 Priorities.

         (a) If a registration under Section 6.2 is or includes an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration (i) first, the securities that the Company proposes to sell and
(ii) second, the Shares and other securities requested to be included in such registration by the holders of such other securities requesting such registration in such quantities as will not, in the opinion of the managing underwriters, jeopardize the success of the offering, pro rata among the holders thereof on the basis of the number of shares requested to be registered. If a registration under Section 6.2 is an underwritten secondary registration on behalf of holders of securities of the Company (and does not include a primary offering) and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration, the securities requested to be included therein by the Holder and the holders of such other securities requesting such registration pro rata among the holders of such securities on the basis of the number of shares requested to be included therein.

         (b) The Company will not include in any registration under Section 6.3 or 6.4 any securities that are not the Shares, except for securities as to which registration rights have been granted pursuant to the Registration Rights Agreement, dated as of August 15, 1996, by and among the Company and certain stockholders listed therein, without the written consent of the Holder. If other securities are permitted to be included in a registration under Section
6.3 or 6.4 which is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration, the securities requested to be included therein by the Holder and the holders of such other securities requesting such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered.


     7. Adjustments of Exercise Price and Number of Shares.

     7.1 Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding Common Shares (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to receive the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder or Holders were the owner of the Common Shares underlying this Warrant immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of this Warrant and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder or Holders had exercised this Warrant.


     Notwithstanding Section 1 hereof, such right shall not be limited to any reclassification, change, consolidation, merger, sale or conveyance that occurs during the Warrant Exercise Term, but shall also include any reclassification, change, consolidation, merger, sale or conveyance that occurs after the date hereof, but prior to the commencement of the Warrant Exercise Term.



     7.2 No Adjustment for Small Amounts. Anything in this Section 7 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

     7.3 Subscription Rights for Common Shares or Other Securities. In the case the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for Common Shares or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of the unexercised Warrants shall be entitled, in addition to the Common Shares or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company.


     8. Exchange and Replacement of Warrant.

     This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

     9. Elimination of Fractional Interests.

     The Company shall not be required to issue certificates representing fractions of Common Shares and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares.

     10. Reservation and Listing of Securities.


     The Company shall at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the exercise of this Warrant, such number of Common Shares as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all Common Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all Common Shares issuable upon the exercise of this Warrant to be listed on or quoted by the Nasdaq Small-Cap Market or listed on such national securities exchanges as requested by the Representative.


     11. Notices to Warrant Holder. Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Warrant and its exercise, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) the Company shall offer to all the holders of its Common Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     12. Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or (b) if to the Company, to the address set forth in Section 2 of this Warrant or to such other address as the Company may designate by notice to the Holder.

     13. Supplements and Amendments.

     The Company and the Representative may from time to time supplement or amend this Warrant in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable.

     14. Successors.

     All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

     15. Termination.


     This Warrant shall terminate at the close of business on January __, 2002. Notwithstanding the foregoing, this Agreement will terminate on any earlier date this Warrant has been exercised and all the Shares issuable upon exercise of this Warrant have been resold to the public; provided, however, that the provisions of Section 6.5 shall survive such termination until the close of business on January __, 2007.


     16. Governing Law.

     This Warrant shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the laws of said Commonwealth.




     17. Benefits of This Warrant.

     Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Representative any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Representative.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal as of the date first written above.

                                     SEEC, INC.

[SEAL]

                                      By: _______________________
                                          Name:
                                          Title:

ATTEST:

------------------------------------

                                   EXHIBIT A

                          FORM OF ELECTION TO PURCHASE

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ________ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable to the order of _________________ in the amount of $___________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of _________________, whose address is _____________________________________, and that such Certificate be delivered to _____________________, whose address is
__________________________________________.

Dated:                        Signature: ______________________________________

                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                              -------------------------------------------------
                              (Insert Social Security or Other Identifying
                              Number of Holder)

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
                    holder desires to transfer the Warrant.)

     FOR VALUE RECEIVED _____________________________________________ hereby sells, assigns and transfers unto

------------------------------------------------------------------------------
(Please print name and address of transferee)

this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________, Attorney, to transfer the within Warrant on the books of the within-named Company, with full power of substitution.

Dated:                        Signature: ______________________________________

                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                              ------------------------------------------------
                              (Insert Social Security or Other Identifying
                              Number of Holder)